Exhibit 99.1

        News Release

Pioneer Southwest Energy Partners L.P. Reports

Third Quarter 2009 Results

Dallas, Texas, November 3, 2009 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended September 30, 2009. The Partnership acquired assets and liabilities from a subsidiary of Pioneer Natural Resources Company in August 2009, which represents a transaction between entities under common control under generally accepted accounting standards. As a result, the following financial and operating results of the Partnership for the third quarter and nine-month periods include the results of the acquired assets as if the Partnership had acquired the assets at the beginning of the periods presented.

Net income for the third quarter was $25 million, of which $29 million, or $.96 per common unit, was attributable to the Partnership, offset by a loss of $4 million attributable to the acquired assets prior to the acquisition date of August 31, 2009. Net income attributable to the Partnership included noncash mark-to-market derivative gains of $7 million. Without the effect of this item, adjusted income applicable to the Partnership for the third quarter would have been $22 million, or $.74 per common unit. Cash flow from operating activities for the period was $25 million.

Oil and gas sales for the third quarter averaged 5,853 barrels oil equivalent per day (BOEPD). Third quarter oil sales averaged 3,482 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,333 BPD, and gas sales averaged 6 million cubic feet per day (MMCFPD).

The third quarter average price for oil was $109.61 per barrel. The price for NGLs was $45.42 per barrel, and the price for gas was $5.05 per thousand cubic feet. The average prices reported for the third quarter benefitted from the Partnership’s attractive commodity derivative position.

The Partnership acquired Spraberry properties from a subsidiary of Pioneer Natural Resources Company on August 31, 2009 at a price of $171.2 million, before customary purchase price adjustments. The properties included proved reserves of 18.9 million barrels of oil equivalent (BOE), production of approximately 1,300 BOEPD, 170 forty-acre drilling locations and 250 twenty-acre locations. Also included in the acquisition were certain derivative positions.

The Partnership commenced a two-rig drilling program in early November and expects to drill 50 to 60 wells through 2010. As a result, 2010 production is forecasted to grow by more than 15% compared to 2009, with operating cash flow increasing by approximately 35% in 2010, resulting in an improved distribution coverage ratio. The drilling program is expected to generate internal rates of return of approximately 50%.

Current liquidity of $140 million under the Partnership’s credit facility is expected to be adequate to fund future growth through drilling and acquisitions.

Pioneer Southwest previously announced a cash distribution of $15 million, or $.50 per outstanding common unit, for the quarter ended September 30, 2009. The distribution is payable November 12, 2009 to holders of record at the close of business on November 5, 2009. Distribution sustainability and growth potential are supported by significant derivative positions through 2013 (derivative contracts cover approximately 85% through 2010, 75% in 2011 and 2012, and 60% in 2013 of the Partnership’s forecasted production for those periods).

Financial Outlook

Fourth quarter 2009 production is forecasted to average 5,600 BOEPD to 5,900 BOEPD. Fourth quarter production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per BOE based on current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $5.00 to $6.00 per BOE based on the new SEC reserve pricing methodology that is expected to be implemented during the fourth quarter of 2009.

General and administrative expense is expected to be $1 million to $2 million. Interest expense is expected to be $500,000 to $700,000. Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s fourth quarter cash taxes and effective income tax rate are expected to be approximately 1% as a result of Pioneer Southwest being subject to the Texas margin tax.

Earnings Conference Call

On Wednesday, November 4 at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation. The call will be webcast on Pioneer Southwest’s website, www.pioneersouthwest.com. The presentation will be available on the website for preview in advance of the call. At the website, select ‘INVESTORS’ at the top of the page. For those who cannot listen to the live webcast, a replay will be available shortly thereafter. Or you may choose to dial (888) 378-4350 (confirmation code: 1552499) to listen by telephone and view the accompanying presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 1552499).

Pioneer Southwest is a Delaware limited partnership headquartered in Dallas. Pioneer Natural Resources formed Pioneer Southwest to own and acquire oil and gas assets in its area of operations. This area includes onshore Texas and eight counties in the southeast region of New Mexico. For more information, visit Pioneer Southwest’s website at www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, access to and availability of drilling equipment and transportation, processing and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks. These and other risks are described in Pioneer Southwest's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors

Frank Hopkins – 972-969-4065

Matt Gallagher – 972-969-4017

Nolan Badders – 972-969-3955

Media and Public Affairs

Susan Spratlen – 972-969-4018

Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$6,032	$29,936
Accounts receivable	12,342	12,606
Inventories	1,018	1,941
Prepaid expenses	381	105
Derivatives	27,167	51,261
Total current assets	46,940	95,849

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	305,688	305,075
Accumulated depletion, depreciation and amortization	(110,436)	(100,370)
Total property, plant and equipment	195,252	204,705

Deferred income taxes	1,806	—
Other assets:
Derivatives	34,603	65,804
Other, net	652	806
	$279,253	$367,164

LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
Accounts payable:
Trade	$6,995	$5,824
Due to affiliates	2,042	5,968
Interest payable	110	—
Income taxes payable to affiliate	371	492
Deferred income taxes	307	521
Derivatives	951	—
Asset retirement obligations	715	99
Total current liabilities	11,491	12,904

Long-term debt	135,000	—
Derivatives	4,828	—
Deferred income taxes	—	101
Asset retirement obligations	5,337	6,328
Partners' equity	122,597	347,831
	$279,253	$367,164

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Oil	$35,107	$41,472	$95,887	$120,177
Natural gas liquids	5,571	7,091	15,399	19,904
Gas	2,896	4,188	8,891	12,145
Interest and other	35	24	209	33
	43,609	52,775	120,386	152,259
Costs and expenses:
Oil and gas production	8,754	10,619	25,262	29,130
Production and ad valorem taxes	2,596	3,881	7,327	11,330
Depletion, depreciation and amortization	2,885	2,882	10,066	8,108
General and administrative	1,145	1,431	3,786	4,822
Accretion of discount on asset retirement obligations	121	36	363	108
Interest	348	193	728	429
Derivative loss, net	2,461	—	34,921	—
Other, net	252	291	252	291
	18,562	19,333	82,705	54,218

Income before taxes	25,047	33,442	37,681	98,041
Income tax provision	(111)	(401)	(229)	(1,078)
Net income	$24,936	$33,041	$37,452	$96,963

Allocation of net income (a):
Net income (loss) applicable to the Partnership Predecessor	$(3,860)	$8,654	$(1,598)	$56,690
Net income applicable to the Partnership	28,796	24,387	39,050	40,273
	$24,936	$33,041	$37,452	$96,963

Allocation of net income applicable to the Partnership:
Applicable to the general partner's interest	$29	$24	$39	$40
Applicable to the limited partner's interest	28,767	24,363	39,011	40,233
	$28,796	$24,387	$39,050	$40,273

Net income per common unit – basic and diluted	$0.96	$0.81	$1.30	$1.34
Weighted average common units outstanding – basic and diluted	30,009	30,009	30,009	30,009

_____________

(a)	The following table provides the composition of the historic accounting attributes of the Partnership, as combined with the Partnership Predecessor.

	Prior to May 6, 2008	May 6, 2008 through August 31, 2009	Subsequent to August 31, 2009

2008 acquisitions	Partnership Predecessor	Partnership	Partnership
2009 acquisition	Partnership Predecessor	Partnership Predecessor	Partnership

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Nine Months Ended
	September, 30		September, 30
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$24,936	$33,041	$37,452	$96,963
Adjustments to reconcile net income to net cash
provided by operating activities:
Depletion, depreciation and amortization	2,885	2,882	10,066	8,108
Deferred income taxes	(61)	69	(198)	125
Accretion of discount on asset retirement obligations	121	36	363	108
Amortization of debt issuance costs	45	58	153	97
Derivative related activity	(5,431)	(4,259)	19,002	(7,083)
Change in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable	97	5,237	264	1,076
Inventories	(213)	(237)	923	(238)
Prepaid expenses	(261)	101	(276)	(184)
Accounts payable	3,933	(225)	(2,426)	12,410
Interest payable	110	—	110	—
Income taxes payable to affiliate	(339)	255	(121)	(252)
Asset retirement obligations	(349)	(79)	(738)	(171)
Net cash provided by operating activities	25,473	36,879	64,574	110,959
Cash flows from investing activities:
Payments for acquisition of carrying value	(54,674)	(296)	(54,674)	(140,836)
Additions to oil and gas properties	(261)	(6,851)	(939)	(14,128)
Net cash used in investing activities	(54,935)	(7,147)	(55,613)	(154,964)
Cash flows from financing activities:
Borrowings under credit facility	138,000	—	138,000	—
Principal payments on credit facility	(3,000)	—	(3,000)	—
Proceeds from issuance of common units, net	—	—	—	163,045
Partner contributions	—	—	—	24
Payments for acquisition in excess of carrying value	(114,950)	296	(114,950)	(22,233)
Payment of financing fees	—	—	—	(960)
Distributions to general partner and common unitholders	(15,019)	(9,312)	(45,059)	(9,312)
Net distributions to owner	(3,799)	(4,412)	(7,856)	(57,795)
Net cash provided by (used in) financing activities	1,232	(13,428)	(32,865)	72,769
Net increase (decrease) in cash and cash equivalents	(28,230)	16,304	(23,904)	28,764
Cash and cash equivalents, beginning of period	34,262	12,461	29,936	1
Cash and cash equivalents, end of period	$6,032	$28,765	$6,032	$28,765

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Average Daily Sales Volumes:
Oil (Bbls) —	3,482	3,812	3,699	3,956

Natural gas liquids (Bbls) —	1,333	1,394	1,431	1,437

Gas (Mcf) —	6,229	5,818	6,315	6,105

Total (BOE) —	5,853	6,176	6,183	6,410

Average Reported Prices:
Oil (per Bbl) —	$109.61	$118.24	$94.96	$110.86

Natural gas liquids (per Bbl) —	$45.42	$55.30	$39.41	$50.57

Gas (per Mcf) —	$5.05	$7.82	$5.16	$7.26

Total (BOE) —	$80.93	$92.84	$71.20	$86.67

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the generally accepted accounting principle ("GAAP") measures of net cash provided by operating activities and net income. Management of Pioneer Southwest Energy Partners LP believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Nine Months Ended
	September 30, 2009 (a)	September 30, 2009 (a)

Net cash provided by operating activities	$25,473	$64,574
Deduct:
Depletion, depreciation and amortization	(2,885)	(10,066)
Deferred income taxes	61	198
Accretion of discount on asset retirement obligations	(121)	(363)
Amortization of debt issuance costs	(45)	(153)
Derivative related activity	5,431	(19,002)
Changes in operating assets and liabilities	(2,978)	2,264

Net income	24,936	37,452
Add:
Depletion, depreciation and amortization	2,885	10,066
Accretion of discount on asset retirement obligations	121	363
Interest expense	348	728
Income tax provision	111	229
Derivative related activity	(5,431)	19,002

EBITDAX (b)	22,970	67,840
Deduct:
Cash reserves to maintain production and cash flow	(6,368)	(16,144)
Cash interest expense	(303)	(575)
Cash income taxes	(172)	(427)

Distributable cash flow (c)	$16,127	$50,694

_____________

(a)

Distributable cash flow is calculated for the Partnership and its activity for the three and nine months ended September 30, 2009. The calculation above and the balances shown represent the activity of the Partnership, including the Partnership Predecessor data.

(b)

"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; and noncash commodity derivative related activity.

(c)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL INFORMATION

Open Commodity Derivative Positions as of November 3, 2009 (a)

	2009
	Fourth Quarter	2010	2011	2012	2013
Average Daily Oil Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	3,250	2,500	750	3,000	3,000
NYMEX price (Bbl)	$92.36	$93.34	$77.25	$79.32	$81.02
Collar Contracts:
Volume (Bbl)	—	—	2,000	—	—
NYMEX price (Bbl):
Ceiling	$—	$—	$170.00	$—	$—
Floor	$—	$—	$115.00	$—	$—
Collar Contracts with Short Puts:
Volume (Bbl)	—	1,000	1,000	1,000	1,000
NYMEX price (Bbl):
Ceiling	$—	$87.75	$99.60	$103.50	$111.50
Floor	$—	$70.00	$70.00	$80.00	$83.00
Short Put	$—	$55.00	$55.00	$65.00	$68.00
Percent of total oil production (b):	~90%	~90%	~90%	~90%	~85%
Average Daily Natural Gas Liquid Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	750	—
Blended index price (Bbl) (c)	$53.80	$52.52	$34.65	$35.03	$—
Percent of total NGL production (b):	~55%	~55%	~55%	~50%	N/A
Average Daily Gas Production Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	5,000	5,000	2,500	2,500	2,500
NYMEX price (MMBtu) (d)	$7.00	$7.44	$6.65	$6.77	$6.89
Percent of U.S. gas production (b):	~90%	~90%	~45%	~40%	~40%
Basis Swap Contracts:
Permian Basin Index Swaps – (MMBtu) (e)	2,500	2,500	—	—	—
Price differential ($/MMBtu)	$(1.00)	$(0.87)	—	—	—

_____________

(a)

Effective February 1, 2009, Pioneer Southwest Energy Partners L.P. ceased accounting for commodity derivatives as hedges on a prospective basis. Changes in derivative values since February 1, 2009 are recorded as derivative gains or losses

(b)	Represents percentage of forecasted production, which may differ from percentage of actual production.
(c)	Represents the blended Mont Belvieu posted price per Bbl.
(d)	Approximate NYMEX Henry Hub index price based on the differential to the index price on the derivative trade date.
(e)	Represents swaps that fix the basis differentials between the Permian Basin index at which the Partnership sells its gas and NYMEX Henry Hub index prices.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Losses, Net

(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2009

Noncash mark-to-market changes (a):
Oil derivative (gain) loss	$(5,380)	$25,164
NGL derivative loss	2,485	4,502
Gas derivative loss	1,310	993
Total noncash derivative (gains) losses, net	(1,585)	30,659

Cash settlements:
Oil derivative loss	$3,834	$4,513
NGL derivative gain	433	390
Gas derivative loss	(221)	(641)
Total cash derivative losses, net	4,046	4,262
Total derivative losses, net	$2,461	$34,921

_____________

(a)	Includes $5.2 million of noncash mark-to-market net loss attributable to the Partnership Predecessor.

Deferred Gains on Discontinued Commodity Hedges as of September 30, 2009

(in thousands)

	2009
	Fourth Quarter	2010	2011

Commodity hedge gains (a):
Oil	$14,143	$37,100	$36,489
NGL	2,090	6,688	—
Gas	1,491	2,893	—
Total	$17,724	$46,681	$36,489

_____________

(a)	Deferred commodity hedge gains will be amortized as increases to oil and gas revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(in millions, except per unit data)

Income adjusted for unrealized mark-to-market derivatives gains, as presented in this press release, is presented and reconciled to the Partnership's net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership's business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors' ability to assess the Partnership's historical and future financial performance. This non-GAAP financial measure is not intended to be substitutes for the comparable GAAP measure and should be read only in conjunction with the Partnership's consolidated financial statements prepared in accordance with GAAP. Unrealized mark-to-market derivative gains and losses are a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership's net income for the three months ended September 30, 2009, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market gains for that quarter:

	After-tax Amounts	Per Common Unit

Net income	$25
Net loss attributable to Partnership Predecessor	4
Net income applicable to the Partnership	29	$0.96
Unrealized mark-to-market derivative gain applicable to the Partnership	(7)	(0.22)
Adjusted income excluding unrealized mark-to-market gains	$22	$0.74